                                                                    Exhibit 10.3


                                    AGREEMENT


         AGREEMENT, dated this 15th day of May 1998, between PBOC Holdings, Inc. (the "Corporation") and People's Bank of California (the "Bank"), a federally chartered savings bank, and William W. Flader (the "Executive").


                                   WITNESSETH

         WHEREAS, the Executive is presently an officer of the Corporation and the Bank (together, the "Employers");

         WHEREAS, the Executive entered into an employment agreement with the Bank dated as of October 21, 1996 (the "Initial Employment Agreement");

         WHEREAS, the Corporation and the Bank have, as of the date set forth above, established a Trust for the benefit of Executive and funded such Trust with the amount which the Bank has agreed to pay to Executive under the Initial Employment Agreement;

         WHEREAS, the Bank and the Executive desire to terminate the Initial Employment Agreement effective with the date of execution of this Agreement;

         WHEREAS, the Employers desire to be ensured of the Executive's continued active participation in the business of the Employers;

         WHEREAS, the Employers desire to enter into a new agreement with the Executive with respect to his employment by each of the Employers; and

         WHEREAS, in order to induce the Executive to remain in the employ of the Employers and in consideration of the Executive's agreeing to remain in the employ of the Employers, the parties desire to specify the severance benefits which shall be due the Executive by the Employers in the event that his employment with the Employers is terminated under specified circumstances;

         NOW THEREFORE, in consideration of the mutual agreements herein contained, and upon the other terms and conditions hereinafter provided, the parties hereby agree as follows:

         1. DEFINITIONS. The following words and terms shall have the meanings set forth below for the purposes of this Agreement:

         (a) BASE SALARY. "Base Salary" shall have the meaning set forth in Section 4(a) hereof.

         (b) CAUSE. Termination of the Executive's employment for "Cause" shall mean termination because of personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, willful violation of any

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law, rule or regulation (other than traffic violations or similar offenses) or final cease-and-desist order or material breach of any provision of this Agreement.

         (c) CHANGE IN CONTROL OF THE CORPORATION. "Change in Control of the Corporation" shall mean the occurrence of any of the following events subsequent to the initial public offering of common stock of the Corporation:
(i) the acquisition of control of the Corporation as defined in 12 C.F.R.
Section 574.4, unless a presumption of control is successfully rebutted or unless the transaction is exempted by 12 C.F.R. Section 574.3(c)(vii), or any successor to such sections; (ii) an event that would be required to be reported in response to Item 1(a) of Form 8-K or Item 6(e) of Schedule 14A of Regulation 14A pursuant to the Securities Exchange Act of 1934, as amended ("Exchange Act"), or any successor thereto, whether or not any class of securities of the Corporation is registered under the Exchange Act; (iii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange
Act), other than a trustee or other fiduciary holding securities under an employee benefit plan of the Corporation, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 25% or more of the combined voting power of the Corporation's then outstanding securities; or
(iv) during any period of three consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by stockholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period. For purposes of this Agreement, no "Change in Control of the Corporation" shall be deemed to occur with respect to purchases of additional shares of the Corporation's Common Stock by the Trustees of the Estate of Bernice Pauahi Bishop or by BIL Securities (Offshore) Limited.

         (d) CODE. "Code" shall mean the Internal Revenue Code of 1986, as amended.

         (e) DATE OF TERMINATION. "Date of Termination" shall mean (i) if the Executive's employment is terminated for Cause or for Disability, the date specified in the Notice of Termination, and (ii) if the Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or as specified in such Notice.

         (f) DISABILITY. Termination by the Employers of the Executive's employment based on "Disability" shall mean termination because of any physical or mental impairment which qualifies the Executive for disability benefits under the applicable long-term disability plan maintained by the Employers or any subsidiary or, if no such plan applies, which would qualify the Executive for disability benefits under the Federal Social Security System.

         (g) GOOD REASON. Termination by the Executive of the Executive's employment for "Good Reason" shall mean termination by the Executive within twenty-four (24) months following a Change in Control of the Corporation based on:

             (i) Without the Executive's express written consent, the failure to elect or to re-elect or to appoint or to re-appoint the Executive to the office of Executive

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                      Vice President of the Employers or a material adverse
                      change made by the Employers in the Executive's functions, duties or responsibilities as Executive Vice President of the Employers;

             (ii) Without the Executive's express written consent, a reduction by either of the Employers in the Executive's Base Salary as the same may be increased from time to time;

             (iii) The principal executive office of either of the Employers is relocated outside of the Los Angeles County, California area or, without the Executive's express written consent, either of the Employers require the Executive to be based anywhere other than an area in which the Employers' principal executive office is located, except for required travel on business of the Employers to an extent substantially consistent with the Executive's present business travel obligations;

             (iv) Any purported termination of the Executive's employment for Disability or Retirement which is not effected pursuant to a Notice of Termination satisfying the requirements of paragraph (j) below; or

             (v) The failure by the Employers to obtain the assumption of and agreement to perform this Agreement by any successor as contemplated in Section 10 hereof.

         (h) IRS. IRS shall mean the Internal Revenue Service.

         (i) NOTICE OF TERMINATION. Any purported termination of the Executive's employment by the Employers for any reason, including without limitation for Cause, Disability or Retirement, or by the Executive for any reason, including without limitation for Good Reason, shall be communicated by written "Notice of Termination" to the other party hereto. For purposes of this Agreement, a "Notice of Termination" shall mean a dated notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, (iii) specifies a Date of Termination, which shall be not less than thirty (30) nor more than ninety (90) days after such Notice of Termination is given, except in the case of the Employers' termination of Executive's employment for Cause, which shall be effective immediately; and (iv) is given in the manner specified in Section 11 hereof.

         (j) RETIREMENT. "Retirement" shall mean voluntary termination by the Executive in accordance with the Employers' retirement policies, including early retirement, generally applicable to their salaried employees.



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         2.  TERMINATION OF INITIAL EMPLOYMENT AGREEMENT.

         The Employers and the Executive hereby mutually understand and agree that the Initial Employment Agreement, all obligations with respect thereto as well as rights and entitlements inuring thereunder, shall be and with the execution of this Agreement hereby is terminated, it being agreed that any provisions regarding notice therein are hereby waived by the parties hereto. Subsequent to the date hereof, the rights and obligations of the Employers and the Executive with respect to the Executive's employment shall be as set forth in this Agreement.

         3.  TERM OF EMPLOYMENT.

         (a) The Employers hereby employ the Executive as Executive Vice President of the Corporation and the Bank and the Executive hereby accepts said employment and agrees to render such services to the Corporation and the Bank on the terms and conditions set forth in this Agreement. The term of employment under this Agreement shall be for three years, commencing on the date of this Agreement. The term of this Agreement may be extended for an additional year on the second annual anniversary of the date of this Agreement, and on each annual anniversary thereafter, if the Boards of Directors of the Employers so approve such extension, such that at any time the remaining term of this Agreement shall be from one to two years. Prior to the second annual anniversary of the date of this Agreement and each annual anniversary thereafter, the Boards of Directors of the Employers shall consider and review (after taking into account all relevant factors, including the Executive's performance hereunder) an extension of the term of this Agreement, and the term shall continue to extend each year if the Boards of Directors approve such extension unless the Executive gives written notice to the Employers of the Executive's election not to extend the term, with such written notice to be given not less than thirty (30) days prior to any such anniversary date. If the Boards of Directors of the Employers elect not to extend the term, they shall give written notice of such decision to the Executive not less than thirty (30) days prior to any such anniversary date. If any party gives timely notice that the term will not be extended as of any annual anniversary date, then this Agreement shall terminate at the conclusion of its remaining term. References herein to the term of this Agreement shall refer both to the initial term and successive terms.

         (b) During the term of this Agreement, the Executive shall perform such executive services for the Employers as may be consistent with his titles and from time to time assigned to him by the Employers' Boards of Directors.

         4.  COMPENSATION AND BENEFITS.

         (a) The Employers shall compensate and pay the Executive for his services during the term of this Agreement at a minimum base salary of $175,000.00 per year ("Base Salary"), which may be increased from time to time in such amounts as may be determined by the Boards of Directors of the Employers and may not be decreased without the Executive's express written consent. In addition to his Base Salary, the Executive shall be entitled to receive during the term of

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this Agreement such bonus payments as may be determined by the Boards of
Directors of the Employers.

         (b) During the term of this Agreement, the Executive shall be entitled to participate in and receive the benefits of any pension or other retirement benefit plan, profit sharing, stock option, employee stock ownership, or other plans, benefits and privileges given to employees and executives of the Employers, to the extent commensurate with his then duties and responsibilities, as fixed by the Boards of Directors of the Employers. Nothing paid to the Executive under any plan or arrangement presently in effect or made available in the future shall be deemed to be in lieu of the salary payable to the Executive pursuant to Section 4(a) hereof.

         (c) During the term of this Agreement, the Executive shall be entitled to paid annual vacation in accordance with the policies as established from time to time by the Boards of Directors of the Employers. The Executive shall not be entitled to receive any additional compensation from the Employers for failure to take a vacation, nor shall the Executive be able to accumulate unused vacation time from one year to the next, except to the extent authorized by the Boards of Directors of the Employers.

         (d) In the event the Executive's employment is terminated due to Disability or Retirement, the Employers shall provide continued life, medical, dental and disability coverage substantially identical to the coverage maintained by the Employers for the Executive immediately prior to his termination. Such coverage shall cease upon the expiration of the remaining term of this Agreement.

         (e) The Executive's compensation, benefits and expenses shall be paid by the Corporation and the Bank in the same proportion as the time and services actually expended by the Executive on behalf of each respective Employer.

         5. EXPENSES. The Employers shall reimburse the Executive or otherwise provide for or pay for all reasonable expenses incurred by the Executive in furtherance of or in connection with the business of the Employers, including, but not by way of limitation, automobile expenses and other traveling expenses, subject to such reasonable documentation and other limitations as may be established by the Boards of Directors of the Employers. If such expenses are paid in the first instance by the Executive, the Employers shall reimburse the Executive therefor.

         6.  TERMINATION.

         (a) The Employers shall have the right, at any time upon prior Notice of Termination, to terminate the Executive's employment hereunder for any reason, including without limitation termination for Cause, Disability or Retirement, and the Executive shall have the right, upon prior Notice of Termination, to terminate his employment hereunder for any reason.


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         (b) In the event that (i) the Executive's employment is terminated by the Employers for Cause or (ii) the Executive terminates his employment hereunder other than for Disability, Retirement, death or Good Reason, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination.

         (c) In the event that the Executive's employment is terminated as a result of Disability, Retirement or the Executive's death during the term of this Agreement, the Executive shall have no right pursuant to this Agreement to compensation or other benefits for any period after the applicable Date of Termination, except as provided for in Section 4(d) hereof.

         (d) In the event that (i) the Executive's employment is terminated by the Employers for other than Cause, Disability, Retirement or the Executive's death or (ii) such employment is terminated by the Executive (a) due to a material breach of this Agreement by the Employers, which breach has not been cured within fifteen (15) days after a written notice of non-compliance has been given by the Executive to the Employers, or (b) for Good Reason, then the Employers shall, subject to the provisions of Section 7 hereof, if applicable:

                  (A) pay to the Executive, a cash severance amount equal to the Executive's Base Salary as in effect immediately prior to the Date of Termination, multiplied by the number of years or fraction thereof remaining in the term of this Agreement at the Date of Termination up to a maximum of two (2) years ("Severance Pay"). Such Severance Pay shall be paid in monthly installments beginning with the first business day of the month following the Date of Termination and continuing for such number of months or fraction thereof representing the remaining term of this Agreement up to a maximum of two (2) years. The Boards of Directors, at their sole discretion, may elect to pay the Severance Pay to Executive on a more accelerated schedule than that set forth in the immediately preceding sentence.

                  (B) maintain and provide for a period ending at the earlier of
         (i) the first anniversary of the Date of Termination or (ii) the date of the Executive's full-time employment by another employer, at no cost to the Executive, the Executive's continued participation in all group insurance, life insurance, health and accident, disability and other employee benefit plans, programs and arrangements in which the Executive was entitled to participate immediately prior to the Date of Termination (other than any stock option or other stock compensation plans or bonus plans of the Corporation), provided that in the event that Executive's participation in any such plan, program or arrangement is barred, the Corporation shall arrange to provide Executive with benefits substantially similar to those Executive was entitled to receive under such plans, programs and arrangements prior to the Date of Termination.

         7. LIMITATION OF BENEFITS UNDER CERTAIN CIRCUMSTANCES. If the payments and benefits pursuant to Section 6 hereof, either alone or together with other payments and benefits which the Executive has the right to receive from the Employers, would constitute a "parachute payment" under Section 280G of the Code, the payments and benefits payable by the Employers pursuant to

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Section 6 hereof shall be reduced, in the manner determined by the Executive, by the amount, if any, which is the minimum necessary to result in no portion of the payments and benefits payable by the Employers under Section 6 being non-deductible to the Employers pursuant to Section 280G of the Code and subject to the excise tax imposed under Section 4999 of the Code. The determination of any reduction in the payments and benefits to be made pursuant to Section 6 shall be based upon the opinion of independent counsel selected by the Employers' independent public accountants and paid by the Employers. Such counsel shall be reasonably acceptable to the Employers and the Executive; shall promptly prepare the foregoing opinion, but in no event later than thirty (30) days from the Date of Termination; and may use such actuaries as such counsel deems necessary or advisable for the purpose. Nothing contained herein shall result in a reduction of any payments or benefits to which the Executive may be entitled upon termination of employment under any circumstances other than as specified in this Section 7, or a reduction in the payments and benefits specified in Section 6 below zero.

         8.  MITIGATION; EXCLUSIVITY OF BENEFITS.

         (a) The Executive shall not be required to mitigate the amount of any benefits hereunder by seeking other employment or otherwise except as provided in Section 6(d)(B) hereof, nor shall the amount of any such benefits be reduced by any compensation earned by the Executive as a result of employment by another employer after the Date of Termination or otherwise.

         (b) The specific arrangements referred to herein are not intended to exclude any other benefits which may be available to the Executive upon a termination of employment with the Employers pursuant to employee benefit plans of the Employers or otherwise.

         9. WITHHOLDING. All payments required to be made by the Employers hereunder to the Executive shall be subject to the withholding of such amounts, if any, relating to tax and other payroll deductions as the Employers may reasonably determine should be withheld pursuant to any applicable law or regulation.

         10. ASSIGNABILITY. The Employers may assign this Agreement and its rights and obligations hereunder in whole, but not in part, to any corporation, bank or other entity with or into which the Employers may hereafter merge or consolidate or to which the Employers may transfer all or substantially all of its assets, if in any such case said corporation, bank or other entity shall by operation of law or expressly in writing assume all obligations of the Employers hereunder as fully as if it had been originally made a party hereto, but may not otherwise assign this Agreement or its rights and obligations hereunder. The Executive may not assign or transfer this Agreement or any rights or obligations hereunder.

         11. NOTICE. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, addressed to the respective addresses set forth below:

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         The Corporation:            Secretary
                                     PBOC Holdings, Inc.
                                     5900 Wilshire Boulevard
                                     Los Angeles, California  90036

         The Bank:                   Secretary
                                     People's Bank of California
                                     5900 Wilshire Boulevard
                                     Los Angeles, California  90036

         The Executive:              William W. Flader
                                     656 Longfellow Avenue
                                     Hermosa Beach, California 90254


         12. AMENDMENT; WAIVER. No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer or officers as may be specifically designated by the Boards of Directors of the Employers to sign on its behalf. No waiver by any party hereto at any time of any breach by any other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

         13. GOVERNING LAW. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the United States where applicable and otherwise by the substantive laws of the State of California.

         14. NATURE OF OBLIGATIONS. Nothing contained herein shall create or require the Employers to create a trust of any kind to fund any benefits which may be payable hereunder, and to the extent that the Executive acquires a right to receive benefits from the Employers hereunder, such right shall be no greater than the right of any unsecured general creditor of the Employers.

         15. HEADINGS. The section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

         16. VALIDITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect.

         17. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.


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         18. REGULATORY ACTIONS. The following provisions shall be applicable to the parties to the extent that they are required to be included in employment agreements between a savings association and its employees pursuant to Section 563.39(b) of the Regulations Applicable to All Savings Associations, 12 C.F.R. Section 563.39(b), or any successor thereto, and shall be controlling in the event of a conflict with any other provision of this Agreement, including without limitation Section 6 hereof.

         (a) If the Executive is suspended from office and/or temporarily prohibited from participating in the conduct of the Employers' affairs pursuant to notice served under Section 8(e)(3) or Section 8(g)(1) of the Federal Deposit Insurance Act ("FDIA") (12 U.S.C. Sections 1818(e)(3) and 1818(g)(1)), the Employers' obligations under this Agreement shall be suspended as of the date of service, unless stayed by appropriate proceedings. If the charges in the notice are dismissed, the Employers may, in their discretion: (i) pay the Executive all or part of the compensation withheld while their obligations under this Agreement were suspended, and
(ii) reinstate (in whole or in part) any of their obligations which were suspended.

         (b) If the Executive is removed from office and/or permanently prohibited from participating in the conduct of the Employers' affairs by an order issued under Sections 8(e)(4) or Section 8(g)(1) of the FDIA (12 U.S.C. Sections 1818(e)(4) and (g)(1)), all obligations of the Employers under this Agreement shall terminate as of the effective date of the order, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

         (c) If the Employers are in default, as defined in Section 3(x)(1) of the FDIA (12 U.S.C. Section 1813(x)(1)), all obligations under this Agreement shall terminate as of the date of default, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

         (d) All obligations under this Agreement shall be terminated pursuant to 12 C.F.R. Section 563.39(b)(5) (except to the extent that it is determined that continuation of the Agreement for the continued operation of the Employers is necessary): (i) by the Director of the Office of Thrift Supervision ("OTS"), or his/her designee, at the time the Federal Deposit Insurance Corporation ("FDIC") enters into an agreement to provide assistance to or on behalf of the Employers under the authority contained in Section 13(c) of the FDIA (12 U.S.C. Section 1823(c)); or (ii) by the Director of the OTS, or his/her designee, at the time the Director or his/her designee approves a supervisory merger to resolve problems related to operation of the Employers or when the Employers are determined by the Director of the OTS to be in an unsafe or unsound condition, but vested rights of the Executive and the Employers as of the date of termination shall not be affected.

         19. REGULATORY PROHIBITION. Notwithstanding any other provision of this Agreement to the contrary, any payments made to the Executive pursuant to this Agreement, or otherwise, are subject to and conditioned upon their compliance with Section 18(k) of the FDIA (12 U.S.C. Section 1828(k)) and the regulations promulgated thereunder, including 12 C.F.R. Part 359. In the event of the Executive's termination of employment with the Employers for Cause, all employment relationships and managerial duties with the Employers shall immediately cease regardless of

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whether the Executive remains in the employ of the Corporation following such termination. Furthermore, following such termination for Cause, the Executive will not, directly or indirectly, influence or participate in the affairs or the operations of the Employers.

         20. ENTIRE AGREEMENT. This Agreement embodies the entire agreement between the Employers and the Executive with respect to the matters agreed to herein. All prior agreements between the Employers and the Executive with respect to the matters agreed to herein are hereby superseded and shall have no force or effect.

         IN WITNESS WHEREOF, this Agreement has been executed as of the date first above written.

                               PBOC HOLDINGS, INC.



                               By:        /S/RUDOLF P. GUENZEL
                                      ------------------------------------------
                                      Rudolf P. Guenzel
                                      President and Chief Executive Officer


Attest:                        PEOPLE'S BANK OF CALIFORNIA



  /s/Patricia L.Park           By:         /S/RUDOLF P. GUENZEL
------------------------              ------------------------------------------
                                      Rudolf P. Guenzel
                                      President and Chief Executive Officer


                               EXECUTIVE



                               By:        /S/WILLIAM W. FLADER
                                      ------------------------------------------
                                      William W. Flader






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